SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.
ITEM 7. EXHIBITS.
SIGNATURE
EX-99.1 Press Release Dated 10-20-2003

ITEM 5. OTHER EVENTS.

     On October 20, 2003, Fisher Scientific International Inc. (the “Company” or “Fisher”) announced that it is commencing a tender offer for all of its outstanding 7 1/8% senior notes due 2005. On October 20, 2003, the principal amount of the 7 1/8% notes was $117.6 million. The tender offer is being made pursuant to an Offer to Purchase dated October 20, 2003 and related Letter of Transmittal. The tender offer is scheduled to expire at 5:00 pm Eastern Standard Time on November 14, 2003, unless extended or earlier terminated (the “Expiration Date”). Holders who tender their Notes prior to the Expiration Date will receive 109.448% of the principal amount of the notes validly tendered. Holders who validly tender their notes will also receive accrued and unpaid interest up to, but not including, the payment date.

ITEM 7. EXHIBITS.

(c)	Exhibits.

Exhibit 99.1	Fisher Scientific International Inc. Press Release dated October 20, 2003 announcing the cash tender offer for its 7 1/8% notes due 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: October 21, 2003	By:	/s/ Todd M. DuChene

		Name:	Todd M. DuChene
		Title:	Vice President, General Counsel and Secretary